Exhibit 5(a)

[Jones Day Letterhead]

February 6, 2009

Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

Re:                               Registration Statement on Form S-3 of Public Service Company of Colorado

Ladies and Gentlemen:

We have acted as counsel for Public Service Company of Colorado, a Colorado corporation (the “Company”), in connection with the authorization of the issuance and sale by the Company of up to $800,000,000 in aggregate principal amount of secured first mortgage bonds (the “First Mortgage Bonds”) or unsecured senior debt securities (the “Debt Securities” and, together with the First Mortgage Bonds, the “Securities”) of the Company.  The Securities may be issued as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”).  The Securities may be offered and sold from time to time on a delayed basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).  The First Mortgage Bonds will be issued pursuant to the Indenture, dated as of October 1, 1993, as amended and to be supplemented by various supplemental indentures (as so supplemented, the “Mortgage Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Mortgage Trustee”).  The Debt Securities will be issued pursuant to the Indenture, dated as of July 1, 1999, as amended and to be supplemented by various supplemental indentures (as so supplemented, the “Debt Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Debt Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities, assuming the Mortgage Securities, when they are executed by the Company and authenticated by the Mortgage Trustee in accordance with the Mortgage Indenture, and assuming the Debt Securities, when they are executed by the Company and authenticated by the Debt Trustee in accordance with the Debt Indenture, and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For the purposes of the opinion expressed herein, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of the Securities thereunder); (ii) a prospectus supplement describing each series of the Securities offered pursuant to the Registration

Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of the Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors (or an authorized committee thereof); (iv) the Public Utilities Commission of the State of Colorado will issue an order authorizing and approving the issuance and sale of the Securities; (v) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (vi) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) the Securities will be issued in compliance with applicable federal and state securities laws.

We have further assumed that (i) the Company is a corporation existing and in good standing under the laws of the State of Colorado, has all requisite power and authority, has obtained all requisite organizational, third party and governmental authorizations, consents and approvals and made all filings and registrations required to enable it to execute, deliver and perform its obligations under the Mortgage Indenture and the First Mortgage Bonds and under the Debt Indenture and the Debt Securities; (ii) such execution, delivery and performance did not and will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; (iii) each of the Mortgage Indenture and the Debt Indenture (a) has been (1) duly authorized by the Company and (2) executed and delivered by the Company under the laws of the State of Colorado, (b) does not violate the laws of Colorado and (c) constitutes a valid and binding obligation of the Company under Colorado law; (vi) the First Mortgage Bonds and the Debt Securities will have been issued under the Mortgage Indenture and the Debt Indenture, respectively, each governed by and construed in accordance with the laws of the State of New York, and each of the Mortgage Indenture and the Debt Indenture have been qualified under the Trust Indenture Act of 1939; (v) all terms of the First Mortgage Bonds and the Debt Securities not provided for in the Mortgage Indenture and the Debt Indenture, respectively, will have been established in accordance with the provisions of the Mortgage Indenture and the Debt Indenture, respectively, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the Mortgage Trustee and the Debt Trustee, respectively; and (vi) the First Mortgage Bonds and the Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Mortgage Indenture and the Debt Indenture, respectively.

Our opinion with respect to the First Mortgage Bonds is also subject to the further assumptions that the Mortgage Indenture and the filings and recordations made in connection therewith constitute, and the First Mortgage Bonds, when they are executed by the Company and authenticated by the Mortgage Trustee in accordance with the Mortgage Indenture and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute, legal, valid and binding mortgages of the Company under Colorado law, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer, and other similar laws affecting the rights of mortgagees and creditors generally, state laws which affect the enforcement of certain remedial provisions of the Mortgage Indenture, and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to the facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of the officers and other representatives of the Company and others.  The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to Jones Day under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day